Exhibit 99.1
Press Release

FIRST MARINER REPORTS 3RD QUARTER PROFITS

Year-to-date earnings up 11%; Book Value tops $12 per share

Baltimore, MD (October 17, 2006) -- First Mariner Bancorp (Nasdaq: FMAR), parent company of First Mariner Bank and Finance Maryland, LLC, today announced its net income for the third quarter of 2006 totaled $2.045 million ($.31 per diluted share) compared to net income for the quarter ended September 30, 2005 of $2.213 million ($.34 per diluted share), a decrease of 8%. For the nine month period ended September 30, 2006, net income totaled $5.903 million ($.89 per diluted share), an increase of 11% from $5.315 million ($.82 per diluted share) for the same period last year. First Mariner reported its total assets ended the third quarter at $1.387 billion.

Edwin F. Hale, Sr., First Mariner’s chairman and chief executive officer said, “Our year-to-date earnings remained solid in light of the overall real estate slowdown and continued flat yield curve. The third quarter results were negatively impacted by the decline in residential housing, which had an adverse impact on our asset quality measures, revenues and expenses.”

First Mariner noted its results for the third quarter were impacted negatively by softening in the residential housing sector, and the Company experienced increased delinquencies on loans held for sale and lower revenue from sales of mortgage loans. In conjunction with an increased level of delinquencies in its residential loans held for sale, the Company recorded a valuation allowance of $450 thousand in other operating expenses during the quarter to reflect the declines in fair market value incurred during the quarter for residential mortgage loans held for sale, and increases to its reserves for potential loan repurchases.

Comparing September 30, 2006 balances to September 30, 2005, total assets were $1.387 billion, compared to $1.385 billion last year. Loans outstanding increased $25 million (+3%), led by growth in Finance Maryland receivables that grew by $19 million (+43%), while commercial loans grew by $12 million (+3%). Residential mortgage loans increased by $10 million and bank consumer loans grew by $8 million. Residential construction loans decreased by $22 million (-17%). Total mortgage loan originations totaled $309 million for the third quarter of 2006, compared to $424 million for the same period of 2005, largely due to softer demand in the mortgage lending division. Deposits totaled $917 million compared to $871 million at September 30, 2005. Noninterest bearing checking accounts increased $9 million (+5%), and money market accounts grew by $67 million (+37%). Certificates of Deposit decreased $12 million (-3%), Interest bearing checking declined by $12 million (-37%), while savings accounts fell by $6 million (-9%).

Financial results for the third quarter of 2006 include:

-	Total revenue decreased $215 thousand (-2%) compared with the third quarter of 2005. Net interest income decreased by $10 thousand (-0%), while noninterest income declined by $205 million (-3%).

-
Average earning assets declined by $30 million, combined with an increase in the Company’s net interest margin resulted in flat net interest income levels. Also impacting net interest income was increased levels of loans placed on non-accrual status that reduced interest income approximately $100 thousand. First Mariner’s net interest margin for the third quarter of 2006 increased to 3.91% from 3.79% for the same period of 2005 as earning asset yields increased more than the cost of deposits.

-
The provision for loan losses decreased to $261 thousand compared to $1.116 million in the same quarter last year, mainly the result of slower growth rates in the loan portfolio. Net chargeoffs increased to $374 thousand compared to $316 thousand last year. The allowance for loan losses increased to $11.998 million from $11.269 million at September 30, 2005, and totaled 1.40% of loans outstanding compared to 1.35% last year. Non-performing assets increased by $1.222 million (0.40% of total assets) from $4.372 million (0.32% of total assets) last year. Most of this increase is attributable to higher levels of non-performing residential mortgage loans. Accruing Loans 90 days or more past due increased to $7.995 million (0.93% of total loans) from $1.275 million (0.15% of total loans) last year. This increase in 90-day delinquent loans is attributable to increases in both residential and commercial loans past due.

-
Noninterest income decreased by $205 thousand or -3%. Service fees on deposits decreased $112 thousand due to lower levels of overdraft income. Gains on sales of mortgage loans and other mortgage banking revenue decreased $128 thousand due to lower mortgage origination activity.

-
Noninterest expenses increased by $1.197 million or 8%. Included in operating expenses were writedowns in fair market value of loans held for sale of $450 thousand and $95 thousand for the writedown of other real estate owned (included in other non-interest expenses). Occupancy costs grew by $425 thousand due to expansion of consumer finance operations, additional space occupied during the quarter for the new executive and administrative offices, and increased amortization of property improvements. All other noninterest expenses increased $240 thousand primarily due to costs associated with the move of executive and administrative offices during the 3rd quarter.

-
Income tax expense for the quarter reflects a one-time benefit from the elimination of a portion of the valuation allowance the company had previously booked to reflect the uncertainty of certain state income tax operating loss carry-forwards. The company reduced the valuation by $195 thousand during the quarter due to the likely realization of these loss carry-forwards in the future, which reduced reported income tax expense.

-
Stockholders’ Equity increased by $9.993 million (+14%). Growth in stockholders’ equity reflects the retention of earnings for the twelve months ($8.5 million), purchases of common stock through the exercise of options, warrants, and participation in stock purchase plans totaling $1.9 million. Decreases in the market value of securities classified as available for sale reduced stockholders equity by $328 thousand. First Mariner’s book value per share increased to $12.46 as of September 30, 2006. Capital Ratios were improved compared to last year and ended the quarter as follows: Leverage Ratio = 8.1%; Tier 1 risk-based ratio = 10.2%; Total Capital Ratio = 15.3%. All capital ratios exceed levels to qualify for “Well Capitalized” status under current regulatory definitions.

First Mariner Bancorp is a bank holding company with total assets of $1.387 billion. Its wholly owned banking subsidiary, First Mariner Bank, (total assets $1.292 billion) operates 25 full service bank branches in Baltimore, Anne Arundel, Harford, Howard, Talbot, and Worcester counties in Maryland, and the City of Baltimore. First Mariner Mortgage, a division of First Mariner Bank, operates 11 retail offices in Central Maryland, the Eastern Shore of Maryland, and Northern Virginia. First Mariner Mortgage also operates wholesale lending operations in Northern Virginia, and direct marketing mortgage operations in Baltimore City. Finance Maryland, LLC, (total assets $61 million) is a consumer finance subsidiary that currently operates 16 branches in Baltimore, Carroll, Cecil, Frederick, Harford, Wicomico, and Washington counties in Maryland, four branches in Delaware, as well as a central approval center in Baltimore City. First Mariner Bancorp’s common stock is traded on the Nasdaq National Market under the symbol “FMAR”. First Mariner’s Web site address is www.1stMarinerBancorp.com, which includes comprehensive level investor information.

In addition to historical information, this press release contains forward-looking statements that involve risks and uncertainties, such as statements of the Company’s plans and expectations regarding efficiencies resulting from new programs and expansion activities, revenue growth, anticipated expenses, and other unknown outcomes. The Company’s actual results could differ materially from management’s expectations. Factors that could contribute to those differences include, but are not limited to, changes in regulations applicable to the Company’s business, successful implementation of the Company’s branch expansion strategy, its concentration in real estate lending, increased competition, changes in technology, particularly Internet banking, impact of interest rates, possibility of economic recession or slowdown (which could impact credit quality, adequacy of loan loss reserve and loan growth) and control by and dependency on key personnel, particularly Edwin F. Hale, Sr., Chairman of the Board of Directors and CEO of the Company.

Contact: Mark A. Keidel - SVP/CFO 410-558-4281

FINANCIAL HIGHLIGHTS (UNAUDITED)
First Mariner Bancorp
(Dollars in thousands, except per share data)
	For the three months ended September 30,
	2006	2005	$ Change	%Change
Summary of Earnings:
Net interest income	$12,405	$12,415	(10)	0%
Provision for loan losses	261	1,116	(855)	-77%
Noninterest income	6,502	6,707	(205)	-3%
Noninterest expense	16,062	14,865	1,197	8%
Income before income taxes	2,584	3,141	(557)	-18%
Income tax expense	542	928	(386)	-42%
Net income	2,042	2,213	(171)	-8%

Profitability and Productivity:
Return on average assets	0.59%	0.63%	-	-5%
Return on average equity	10.49%	12.55%	-	-16%
Net interest margin	3.91%	3.79%	-	3%
Net overhead ratio	2.79%	2.31%	-	21%
Efficiency ratio	85.07%	77.74%	-	9%
Mortgage loan production	308,653	424,191	(115,538)	-27%
Average deposits per branch	36,681	34,823	1,858	5%

Per Share Data:
Basic earnings per share	$0.32	$0.35	(0.03)	-9%
Diluted earnings per share	$0.31	$0.34	(0.04)	-10%
Book value per share	$12.47	$11.23	1.24	11%
Number of shares outstanding	6,427,852	6,250,223	177,629	3%
Average basic number of shares	6,292,737	6,234,250	58,487	1%
Average diluted number of shares	6,639,974	6,458,126	181,848	3%

Summary of Financial Condition:
At Period End:
Assets	$1,386,636	$1,385,270	1,366	0%
Investment Securities	262,996	287,014	(24,018)	-8%
Loans	859,538	834,380	25,158	3%
Deposits	917,016	870,574	46,442	5%
Borrowings and repurchase agreements	306,908	374,664	(67,756)	-18%
Stockholders' equity	80,160	70,167	9,993	14%

Average for the period:
Assets	$1,378,453	$1,401,406	(22,953)	-2%
Investment Securities	265,427	295,052	(29,625)	-10%
Loans	855,093	833,051	22,042	3%
Deposits	887,308	873,820	13,488	2%
Borrowings and repurchase agreements	404,518	449,519	(45,001)	-10%
Stockholders' equity	78,099	69,931	8,168	12%

Capital Ratios:
Leverage	8.1%	7.0%	-	16%
Tier 1 Capital to risk weighted assets	10.2%	9.2%	-	11%
Total Capital to risk weighted assets	15.3%	13.8%	-	11%

Asset Quality Statistics and Ratios:
Net Chargeoffs	374	316	58	18%
Non-performing assets	5,594	4,372	1,222	28%
90 Days or more delinquent loans	7,995	1,275	6,720	527%
Annualized net chargeoffs to average loans	0.18%	0.15%	-	17%
Non-performing assets to total assets	0.40%	0.32%	-	28%
90 Days or more delinquent loans to total loans	0.93%	0.15%	-	509%
Allowance for loan losses to total loans	1.40%	1.35%	-	3%

FINANCIAL HIGHLIGHTS (UNAUDITED)
First Mariner Bancorp
(Dollars in thousands, except per share data)
	For the nine months ended September 30,
	2006	2005	$ Change	% Change
Summary of Earnings:
Net interest income	$37,289	$35,599	1,690	5%
Provision for loan losses	1,306	2,511	(1,205)	-48%
Noninterest income	19,885	16,840	3,045	18%
Noninterest expense	47,864	42,471	5,393	13%
Income before income taxes	8,004	7,457	547	7%
Income tax expense	2,101	2,142	(41)	-2%
Net income	5,903	5,315	588	11%

Profitability and Productivity:
Return on average assets	0.58%	0.54%	-	8%
Return on average equity	10.55%	10.56%	-	0%
Net interest margin	3.95%	3.85%	-	3%
Net overhead ratio	2.75%	2.59%	-	6%
Efficiency ratio	83.75%	80.93%	-	3%
Mortgage loan production	713,977	1,085,007	(371,030)	-34%
Average deposits per branch	36,681	34,823	1,858	5%

Per Share Data:
Basic earnings per share	$0.94	$0.88	0.06	7%
Diluted earnings per share	$0.89	$0.82	0.07	8%
Book value per share	$12.47	$11.23	1.24	11%
Number of shares outstanding	6,427,852	6,250,223	177,629	3%
Average basic number of shares	6,278,079	6,054,835	223,244	4%
Average diluted number of shares	6,622,085	6,446,848	175,237	3%

Summary of Financial Condition:
At Period End:
Assets	$1,386,636	$1,385,270	1,366	0%
Investment Securities	262,996	287,014	(24,018)	-8%
Loans	859,538	834,380	25,158	3%
Deposits	917,016	870,574	46,442	5%
Borrowings and repurchase agreements	306,908	374,664	(67,756)	-18%
Stockholders' equity	80,160	70,167	9,993	14%

Average for the period:
Assets	$1,361,402	$1,322,387	39,015	3%
Investment Securities	268,394	305,794	(37,400)	-12%
Loans	854,867	792,263	62,604	8%
Deposits	878,763	853,562	25,201	3%
Borrowings	398,783	395,073	3,710	1%
Stockholders' equity	74,784	67,298	7,486	11%

Capital Ratios:
Leverage	8.1%	7.0%	-	15%
Tier 1 Capital to risk weighted assets	10.2%	9.2%	-	11%
Total Capital to risk weighted assets	15.3%	13.8%	-	11%

Asset Quality Statistics and Ratios:
Net Chargeoffs	1,050	822	228	28%
Non-performing assets	5,594	4,372	1,222	28%
90 Days or more delinquent loans	7,995	1,275	6,720	527%
Annualized net chargeoffs to average loans	0.16%	0.14%	-	17%
Non-performing assets to total assets	0.40%	0.32%	-	28%
90 Days or more delinquent loans to total loans	0.93%	0.15%	-	509%
Allowance for loan losses to total loans	1.40%	1.35%	-	3%

CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION (UNAUDITED)
First Mariner Bancorp
(Dollars in thousands)
	As of September 30,
	2006	2005	$ Change	% Change
Assets:
Cash and due from banks	$33,659	$41,853	(8,194)	-20%
Interest-bearing deposits	15,139	18,014	(2,875)	-16%
Available-for-sale investment securities, at fair value	262,996	287,014	(24,018)	-8%
Loans held for sale	106,369	110,000	(3,631)	-3%
Loans receivable	859,538	834,380	25,158	3%
Allowance for loan losses	(11,998)	(11,269)	(729)	6%
Loans, net	847,540	823,111	24,429	3%
Other real estate owned	1,134	931	203	22%
Restricted stock investments, at cost	10,949	15,393	(4,444)	-29%
Property and equipment	46,712	39,493	7,219	18%
Accrued interest receivable	10,316	7,234	3,082	43%
Deferred income taxes	6,058	4,695	1,363	29%
Bank owned life insurance	33,107	27,113	5,994	22%
Prepaid expenses and other assets	12,657	10,419	2,238	21%
Total Assets	$1,386,636	1,385,270	1,366	0%

Liabilities and Stockholders' Equity:
Liabilities:
Deposits	$917,016	$870,574	46,442	5%
Borrowings	306,908	359,664	(52,756)	-15%
Repurchase agreements	-	15,000	(15,000)	-100%
Junior subordinated deferrable interest debentures	73,724	63,259	10,465	17%
Accrued expenses and other liabilities	8,828	6,606	2,222	34%
Total Liabilities	1,306,476	1,315,103	(8,627)	-1%

Stockholders' Equity
Common Stock	321	313	8	3%
Additional paid-in-capital	56,930	55,027	1,903	3%
Retained earnings	26,088	17,678	8,410	48%
Accumulated other comprehensive loss	(3,179)	(2,851)	(328)	12%
Total Stockholders Equity	80,160	70,167	9,993	14%
Total Liabilities and Stockholders' Equity	$1,386,636	$1,385,270	1,366	0%

CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
First Mariner Bancorp
(Dollars in thousands)	For the three months		For the nine months
	ended September 30,		ended September 30,
	2006	2005	2006	2005
Interest Income:
Investments and interest-bearing deposits	$3,541	$3,387	$10,348	$10,393
Loans	21,238	18,422	60,934	49,608
Total Interest Income	24,779	21,809	71,282	60,001

Interest Expense:
Deposits	6,396	4,384	17,028	11,896
Borrowings and repurchase agreements	5,978	5,010	16,965	12,506
Total Interest Expense	12,374	9,394	33,993	24,402

Net Interest Income Before Provision for Loan Losses	12,405	12,415	37,289	35,599

Provision for Loan Losses	261	1,116	1,306	2,511

Net Interest Income After Provision for Loan Losses	12,144	11,299	35,983	33,088

Noninterest Income:
Service fees on deposits	1,754	1,866	5,202	5,338
ATM Fees	786	802	2,395	2,321
Gains on sales of mortgage loans	1,802	1,859	5,508	3,598
Other mortgage banking revenue	641	712	2,275	1,716
Gains on sales of investment securities, net	26	-	26	-
Commissions on sales of nondeposit investment products	197	109	413	401
Commissions on sales of other insurance products	628	620	1,946	1,574
Income from bank owned life insurance	225	261	733	770
Other	443	478	1,387	1,122
Total Noninterest Income	6,502	6,707	19,885	16,840

Noninterest Expense:
Salaries and employee benefits	8,185	8,054	25,623	23,017
Occupancy	2,126	1,701	5,761	4,758
Furniture, fixtures and equipment	789	779	2,339	2,296
Advertising	218	300	1,081	1,090
Data Processing	430	490	1,347	1,529
Professional services	207	219	666	862
Other	4,107	3,322	11,047	8,919
Total Noninterest Expense	16,062	14,865	47,864	42,471

Income Before Income Taxes	2,584	3,141	8,004	7,457

Income Tax Expense	542	928	2,101	2,142

Net Income	$2,042	$2,213	$5,903	$5,315

CONSOLIDATED AVERAGE BALANCES, YIELDS AND RATES (UNAUDITED)
First Mariner Bancorp
(Dollars in thousands)

	For the three months ended September 30,
	2006		2005
	Average	Yield/	Average	Yield/
	Balance	Rate	Balance	Rate
Assets:
Loans
Commercial Loans and LOC	$73,517	6.76%	$65,507	5.25%
Comm/Res Construction	127,503	8.83%	93,424	8.00%
Commercial Mortgages	329,805	7.27%	349,724	6.81%
Residential Constr - Cons	108,331	8.19%	132,161	7.11%
Residential Mortgages	45,219	5.40%	44,298	5.98%
Consumer	170,718	13.46%	147,937	11.54%
Total Loans	855,093	8.72%	833,051	7.66%

Loans held for sale	114,441	7.91%	137,062	6.35%
Available for sale securities, at fair value	265,427	4.85%	295,052	4.33%
Interest bearing deposits	11,600	5.00%	7,461	3.23%
Restricted stock investments, at cost	11,920	5.95%	16,080	3.26%

Total earning assets	1,258,481	7.77%	1,288,706	6.68%

Allowance for loan losses	(12,169)		(10,753)
Cash and other non earning assets	132,141		123,453

Total Assets	$1,378,453		$1,401,406

Liabilities and Stockholders' Equity:
Interest bearing deposits
NOW deposits	9,666	0.23%	13,726	0.22%
Savings deposits	66,310	0.30%	72,661	0.30%
Money market deposits	252,521	3.57%	204,346	1.64%
Time deposits	382,397	4.22%	402,354	3.43%
Total interest bearing deposits	710,894	3.57%	693,087	2.51%

Borrowings	404,518	5.72%	449,519	4.42%

Total interest bearing liabilities	1,115,412	4.35%	1,142,606	3.26%

Noninterest bearing demand deposits	176,414		180,733
Other liabilities	8,528		8,136
Stockholders' Equity	78,099		69,931

Total Liabilities and Stockholders' Equity	$1,378,453		$1,401,406

Net Interest Spread		3.42%		3.42%

Net Interest Margin		3.91%		3.79%

CONSOLIDATED AVERAGE BALANCES, YIELDS AND RATES (UNAUDITED)
First Mariner Bancorp
(Dollars in thousands)
	For the nine months ended September 30,
	2006		2005
	Average	Yield/	Average	Yield/
	Balance	Rate	Balance	Rate
Assets:
Loans
Commercial Loans and LOC	$70,078	6.57%	$67,384	5.47%
Comm/Res Construction	119,119	8.72%	82,643	7.61%
Commercial Mortgages	341,101	7.22%	327,751	6.80%
Residential Constr - Cons	117,184	7.82%	131,042	7.07%
Residential Mortgages	43,932	5.72%	42,501	5.90%
Consumer	163,453	13.16%	140,942	11.20%
Total Loans	854,867	8.54%	792,263	7.55%

Loans held for sale	101,479	8.05%	99,690	5.93%
Available for sale securities, at fair value	268,394	4.74%	305,794	4.28%
Interest bearing deposits	9,947	4.66%	8,987	2.63%
Restricted stock investments, at cost	12,774	5.64%	13,806	3.91%

Total earning assets	1,247,461	7.59%	1,220,540	6.52%

Allowance for loan losses	(11,980)		(10,151)
Cash and other non earning assets	125,921		111,998

Total Assets	$1,361,402		$1,322,387

Liabilities and Stockholders' Equity:
Interest bearing deposits
NOW deposits	11,155	0.22%	13,200	0.20%
Savings deposits	69,325	0.30%	72,265	0.31%
Money market deposits	234,397	3.11%	203,603	1.37%
Time deposits	384,614	3.96%	391,977	3.28%
Total interest bearing deposits	699,491	3.26%	681,045	2.34%

Borrowings	398,783	5.69%	395,073	4.23%

Total interest bearing liabilities	1,098,274	4.13%	1,076,118	3.03%

Noninterest bearing demand deposits	179,272		172,517
Other liabilities	9,072		6,454
Stockholders' Equity	74,784		67,298

Total Liabilities and Stockholders' Equity	$1,361,402		$1,322,387

Net Interest Spread		3.46%		3.49%

Net Interest Margin		3.95%		3.85%